UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 18, 2008
Handleman Company
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers
On February 18, 2008, Handleman Company (“Handleman”) announced that it accepted the resignation of Mr. Thomas C. Braum, Jr. from his position as Handleman’s Executive Vice President and Chief Financial Officer and that Mr. Khaled Haram will serve as Handleman’s Senior Vice President and Chief Financial Officer.
Mr. Haram, who is 44 years of age, has been with Handleman since April 2006 when Handleman’s Board of Director’s appointed him as Senior Vice President and Chief Information Officer. In 2007, he took on the additional responsibility of overseeing Handleman’s United Kingdom operations. In 2001, prior to joining Handleman, Mr. Haram launched Zalia Cosmetics, the first nationwide Latin consumer-focused cosmetic line. Mr. Haram served as Zalia Cosmetics’ Chief Executive Officer from 2001 to 2005. Mr. Haram also previously worked at Estee Lauder Companies for 10 years, where he held several positions including Vice President for Global Information Systems.
In connection with the organizational changes described above, Handleman is filing the press release that it has attached as Exhibit 99.1.
Item 9.01. Financial Statement and Exhibit
     (c) Exhibit

Exhibit No.	Description

99.1	Press Release dated February 18, 2008 announcing the resignation of Mr. Thomas C. Braum, Jr. and the appointment of Mr. Khaled Haram.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY
Date: February 19, 2008	By:	/s/ Angelique Strong Marks
	Name:	Angelique Strong Marks
	Title:	Vice President, General Counsel